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Exhibit 10(b)

                                USX CORPORATION
                      ANNUAL INCENTIVE COMPENSATION PLAN
                           AS AMENDED JULY 25, 2000

1.   Purpose of the Plan
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     The objectives of the Plan are to advance the interests of the Corporation and its shareholders by providing officers and key employees incentive opportunities in order that the Corporation might attract, retain and motivate outstanding personnel by:

     a) providing compensation opportunities which are competitive with those of other major corporations of comparable size and in similar businesses;

     b) supporting the Corporation's goal-setting and strategic planning process; and

     c) motivating officers and key employees to achieve annual business goals and contribute to team performance by allowing them to share in the risks and rewards of the business.


2.   Administration
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     This Plan shall be administered by the Compensation Committee of the Board of Directors, which shall consist of not less than three directors of the Corporation who are appointed by the Board of Directors and who shall not be, and shall not have been, an officer or an employee of the Corporation. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to delegate the granting of awards pursuant to guidelines established from time to time by the Committee, and to make all other determinations necessary for its administration.


3.   Eligibility for Participation
     -----------------------------

     Employees of the Corporation eligible to receive incentive compensation under the Plan are those in responsible positions whose performance may affect the Corporation's success. Participants shall include employees of USX or U. S. Steel Group as well as employees of any other division or subsidiary and/or joint ventures if such employee is specifically designated as a participant.


4.   Amount Available for Plan
     -------------------------

     The Board of Directors, upon the recommendation of the Compensation Committee, shall determine the aggregate amount which may be awarded with respect to each year.
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5.   Awards
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     Within the limits of the Plan, annual incentive awards stated in dollars may be made to any or all eligible participants. Determinations as to participation and award level shall be made on the basis of the positions, responsibilities and accomplishments of the eligible employees; the performance of the respective individuals, divisions, departments and subsidiaries of the Corporation; the overall performance and best interests of the Corporation; the recommendations of the Chairman; and other pertinent factors; such factors to be given such weight as is deemed appropriate. The guidelines established by the Compensation Committee shall provide that no participant shall have an annual target award in excess of 150% of his annual base salary; any exceptions to this limit shall be specifically approved by the Compensation Committee. If a participant retires during the year with respect to which awards are made, the Committee may grant him an award, but it shall be prorated based on the number of months of active employment. If a participant dies during the year, the Committee may grant a prorated award to the employee's estate.


6.   Payment of Awards
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     In its discretion, the Compensation Committee may permit participants in the Plan to defer the receipt of all or any part of any award granted under the Plan for such period and under such conditions as the Committee may determine, including the payment of interest on deferred awards if the Committee so determines. Unless receipt is deferred, all awards will be paid in cash as soon as practicable following the grant. No award will be considered as part of a participant's salary and no award shall be used in the calculation of any other pay, allowance or benefit except for benefits under the Supplemental Pension Program. No award will be paid to a person who quits or is discharged prior to payment of the award.


7.   Effective Date; Amendment, Suspension or Termination of the Plan
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     This Plan became effective as of January 1, 1984.

     The Board of Directors may, from time to time, amend, suspend or terminate the Plan in whole or in part. If it is suspended or terminated, the Board of Directors may reinstate any or all of the provisions of the Plan.

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